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Exhibit 10.4

EAGLE BULK SHIPPING INC.
2005 STOCK INCENTIVE PLAN

1.    Purpose; Establishment.

        The Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan (the "Plan") is intended to attract and retain employees, non-employee directors and independent contractors of the Company, to motivate them to achieve long-term Company goals and to further align their interests with those of the Company's stockholders. The Plan was adopted and approved by the Board and the stockholders of the Company effective as of the effective date of the Company's initial public offering of shares.

2.    Definitions.

        As used in the Plan, the following definitions apply to the terms indicated below:

  (a)
  "Administrative Actions" shall have the meaning set forth in Section 4(b).

  (b)
  "Affiliate" means, with respect to any Person, any other Person (directly or indirectly) controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

  (c)
  "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company in hard copy paper form, electronically via the Internet or through other electronic means.

  (d)
  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Dividend Equivalent or Other Award granted pursuant to the terms of the Plan.

  (e)
  "Board" shall mean the Board of Directors of the Company.

  (f)
  "Business Criteria" shall mean (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); (5) return on assets, capital or investment; (6) market share; (7) cost reduction goals; (8) earnings from continuing operations; (9) levels of expense, costs or liabilities; (10) department, division or business unit level performance; (11) operating profit; (12) sales or revenues; (13) stock price appreciation; (14) total stockholder return; (15) implementation or completion of critical projects or processes; (16) specified dividend threshold or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a department, division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

  (g)
  "Cause" shall mean, unless otherwise defined in the Participant's Agreement, employment agreement, or other written agreement describing the Participant's terms of employment with the Company, (i) the Participant's continuing refusal to perform his duties or to follow a lawful direction of the Company; (ii) the Participant's intentional act or acts of dishonesty which Participant intended to result in his personal, more-than-immaterial enrichment; or (iii) the Participant's documented willful malfeasance or willful misconduct in connection with his employment or Participant's willful and deliberate insubordination; or (iv) the Participant is convicted of a felony.

  (h)
  "Change in Control" shall mean, unless otherwise defined in the Participant's Agreement, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than an Investor or its Affiliates, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting stock of the Company or (ii) all or substantially all of the assets of the Company; provided, however, that for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

  (i)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations or guidance promulgated thereunder.

  (j)
  "Committee" shall mean a committee of the Board, which, unless otherwise determined by the Board, shall consist of two or more persons, each of whom shall qualify as a "nonemployee director" within the meaning of Rule 16b-3 and, following expiration of the Section 162(m) Grandfathering Period, as an "outside director" within the meaning of Section 162(m) of the Code.

  (k)
  "Company" shall mean Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation.

  (l)
  "Company Stock" shall mean the common stock of the Company, par value $.01 per share.

  (m)
  "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

  (n)
  "Disability" shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate of the Company.

  (o)
  "Dividend Equivalent" shall mean a right, granted pursuant to the terms of Section 13 hereof, to be paid an amount determined with respect to the dividends declared and paid with respect to outstanding shares of Company Stock, as specified in, and pursuant to the terms of, an applicable Agreement.

  (p)
  "Effective Date" shall mean the effective date of the Company's initial public offering of shares.

  (q)
  "Fair Market Value" of the Company Stock shall be calculated as follows: (i) if the Company Stock is listed on a national securities exchange, then the Fair Market Value shall be the closing selling price for the Company Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if prices are not regularly reported for the Company Stock as described in clause (i) above, then the Fair Market Value shall be determined in good faith by the Committee in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.

  (r)
  "Incentive Stock Option" shall mean an Option that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

  (s)
  "Investor" shall mean Eagle Ventures LLC, a Republic of the Marshall Islands limited liability company.

  (t)
  "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

  (u)
  "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 8 hereof.

  (v)
  "Other Award" shall mean an Award granted pursuant to Section 14 hereof.

  (w)
  "Participant" shall mean an employee, non-employee director or independent contractor of the Company or its Affiliate to whom an Award is granted pursuant to the Plan.

  (x)
  "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

  (y)
  "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 hereof.

  (z)
  "Restricted Stock Unit" shall mean the right, granted pursuant to Section 11 hereof, to receive in cash or shares the Fair Market Value of a share of Company Stock.

  (aa)
  "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  (bb)
  "Section 162(m) Grandfathering Period" shall mean the period beginning on the Effective Date and ending on the earliest of (i) the expiration of the Plan; (ii) an amendment of the Plan that results in a material modification; (iii) the issuance of all Company Stock that has been allocated under the Plan; or (iv) the first meeting of shareholders at which directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which the Effective Date occurs.

  (cc)
  "Stock Appreciation Right" shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 9 hereof.

  (dd)
  "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12 hereof.

  (ee)
  "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer an employee, director or independent contractor of the Company or any Affiliate of the Company, or with respect to an individual who is an employee or director of, or independent contractor to, a corporation which is an Affiliate, the first day on which such corporation ceases to be an Affiliate of the Company.

3.    Stock Subject to the Plan.

  (a)
  Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 2.6 million shares (subject to adjustment as provided herein). Such shares may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company's treasury.

  (b)
  Individual Limitation; Limitation on Certain Awards. Following the expiration of the Section 162(m) Grandfathering Period, the maximum number of shares of Company Stock to which Awards relate that may be granted to any Participant during any calendar year shall not exceed 1.3 million shares (subject to adjustment as provided herein).

  (c)
  Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (i) the number and type of shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of shares (or other securities or property (including cash)) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that with respect to Options and Stock Appreciation Rights, unless otherwise determined by the Committee, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code.

  (d)
  Reuse of Shares. The following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled; (2) any shares subject to an Award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an Award; and (3) a number of shares equal to the number of previously owned shares of Company Stock surrendered to the Company as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (x) to the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (y) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

4.    Administration of the Plan.

  (a)
  General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, (1) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable, (2) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond 10 years from the date of grant), (3) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Restricted Stock Unit, Stock Bonus, Dividend Equivalent or Other Award, and (4) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

  (b)
  Indemnification. No member of the Committee (or a delegate of the Committee), and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan (the "Administrative Actions"), except for such individual's own willful misconduct or as expressly provided by law. Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board or officers of the Company or an Affiliate, any individual serving as a Committee member shall be indemnified and held harmless by the Company to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

  (c)
  Awards to Non-Employee Directors. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board in the case of Awards made to non-employee directors.

5.    Eligibility.

        The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company and its Affiliates, independent contractors to the Company and its Affiliates, and non-employee directors of the Company and its Affiliates, in each case as the Committee (or, in the case of non-employee directors, the Board) shall select from time to time. The grant of an Award hereunder to any employee, non-employee director or independent contractor shall impose no obligation on the Company or any Affiliate to continue the employment or service of a Participant and shall not lessen or affect the Company's or such Affiliate's right to terminate the employment or service of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code.

6.    Awards Under the Plan; Agreement.

        The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Dividend Equivalents and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Termination of Affiliation.

        Except as otherwise provided by the Committee or in the applicable Agreement, the extent to which the Participant shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions:

  (a)
  For Cause. If a Participant has a Termination of Affiliation for Cause, (i) the Participant's Restricted Stock and Restricted Stock Units that are forfeitable shall thereupon be forfeited; and (ii) any unexercised Option and Stock Appreciation Right shall terminate effective immediately upon such Termination of Affiliation.

  (b)
  On Account of Death or Disability. If a Participant has a Termination of Affiliation on account of death or Disability, then:

  (i)
  the Participant's Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable; and

  (ii)
  any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Termination of Affiliation, may be exercised, in whole or in part, within the first 12 months after such Termination of Affiliation (but only during the option term) and shall terminate immediately thereafter (provided, however, that a Stock Appreciation Right settled in cash shall be exercisable only to the extent that such exercise complies with Section 409A of the Code); such Option or Stock Appreciation Right may be exercised to the extent permitted under this section by the Participant or, after the Participant's death, by (i) the Participant's personal representative or the person to whom the Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Participant's beneficiary designated in accordance with Section 30 hereof.

  (c)
  Any Other Reason. If a Participant has a Termination of Affiliation for any reason other than for Cause, death, or Disability, then:

  (i)
  the Participant's Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant's Termination of Affiliation, shall be forfeited on such date;

  (ii)
  any unexercised Option or Stock Appreciation Right, to the extent not exercisable immediately before the Participant's Termination of Affiliation shall terminate immediately upon such Termination of Affiliation, and to the extent exercisable immediately before the Participant's Termination of Affiliation, may be exercised in whole or in part, not later than three months after such Termination of Affiliation (but only during the option term) and shall terminate immediately thereafter (provided, however, that a Stock Appreciation Right settled in cash shall be exercisable only to the extent that such exercise complies with Section 409A of the Code); such Option or Stock

      Appreciation Right may be exercised to the extent permitted under this section by the Participant or, after the Participant's death, by (i) the Participant's personal representative or the person to whom the Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Participant's beneficiary designated in accordance with Section 30;

8.    Options.

  (a)
  Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee with respect to a Nonqualified Stock Option.

  (b)
  Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the "option exercise price") payable by the Participant to the Company upon exercise of the Option; provided, however, in no event shall the option exercise price be less than the Fair Market Value of a share of Stock as of the date of grant of such Option.

  (c)
  Term and Exercise of Options.

  (i)
  Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. Subject to Section 8(d) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

  (ii)
  An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including cashless exercise) as the Committee may from time to time authorize; provided, however, that in each case, the method of making such payment shall be in compliance with applicable law.

  (d)
  Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its subsidiaries (as defined in Section 424(f) of the Code), in accordance with the provisions of Section 422 of the Code. The option exercise price for each Incentive Stock Option shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a subsidiary corporation of the Company (as such term is defined in Section 424(f) of the Code) shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 8(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and

    (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

9.    Stock Appreciation Rights.

  (a)
  A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.

  (b)
  A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 9(d). Such Option will, to the extent surrendered, then cease to be exercisable.

  (c)
  Subject to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

  (d)
  Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

  (i)
  the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by

  (ii)
  the number of shares as to which such Stock Appreciation Right is exercised.

  As provided by the Committee in the Award Agreement, the payment upon exercise of a Stock Appreciation Right granted with a relationship to an Option may be in shares which have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment, as set forth in the Award Agreement.

  (e)
  A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

  (i)
  the excess of (1) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by

  (ii)
  the number of shares as to which such Stock Appreciation Right is exercised.

  As provided by the Committee in the Award Agreement, the payment upon exercise of a Stock Appreciation Right granted without a relationship to an Option may be in shares which have an aggregate Fair Market Value (as of the date of exercise of the Stock Appreciation Right) equal to the amount of the payment, as set forth in the Award Agreement. As provided by the Committee in the Award Agreement, the payment upon exercise of a Stock Appreciation Right granted without a relationship to an Option may alternatively be in cash; provided, however, that such Stock Appreciation Right is structured in a manner that the cash payment complies with Section 409A of the Code.

10.    Restricted Stock.

  (a)
  Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

  (b)
  Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(d) shall lapse.

  (c)
  Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

  (d)
  Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

  (e)
  Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

  (f)
  Issuance of Certificates. The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) subject to applicable law, the Participant's ownership of the Restricted Stock shall be registered by the Company in book entry form.

  (g)
  Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 10(d) shall lapse with respect to such share.

11.    Restricted Stock Units.

  (a)
  Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

  (b)
  Benefit Upon Vesting. Unless otherwise provided in an Agreement, upon the vesting of a Restricted Stock Unit, the Participant shall be paid, within 30 days of the date on which such

    Award vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Unit vests.

12.    Stock Bonuses.

        In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant, in a manner determined by the Committee (including via book entry), as soon as practicable after the date on which such Stock Bonus is payable.

13.    Dividend Equivalents.

  (a)
  Conditions to Vesting. The Committee may grant Dividend Equivalents subject to such restrictions or conditions to the vesting of such Awards as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

  (b)
  Benefit Upon Vesting. Upon vesting of an award of Dividend Equivalents, such Award shall be paid to the Participant pursuant to the terms of the applicable Agreement.

14.    Other Awards.

        Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

15.    Special Provisions Regarding Certain Awards.

        Following the expiration of the Section 162(m) Grandfathering Period, the Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

16.    Change in Control.

        Except as otherwise provided by the Committee or in an Award Agreement, if a Change of Control occurs, then:

  (a)
  the Participant's Restricted Stock that were forfeitable shall thereupon become nonforfeitable; and

  (b)
  any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

        Each other Award granted pursuant to the Plan shall be treated as set forth by the Committee, in the Participant's Agreement or otherwise.

17.    Rights as a Stockholder.

        No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 3(c) hereof, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

18.    No Employment Rights; No Right to Award.

        Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

19.    Securities Matters.

  (a)
  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel (which may be the Company's in-house counsel) that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

  (b)
  The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company (which may be the Company's in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

20.    Withholding Taxes.

        Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the

Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the amount of minimum tax required to be withheld, as determined by the Committee. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

21.    Notification of Election Under Section 83(b) of the Code.

        If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

22.    Amendment or Termination of the Plan.

        The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the incentive stock options regulations and any amendments thereto), or stock exchange listing requirement. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Sections 3, 4, and 32 which discretion may be exercised without amendment to the Plan. Except as set forth in Sections 3, 4, and 32, no action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

23.    Nontransferability of Awards.

  (a)
  Except as provided below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative.

  (b)
  Except as provided below, no Award, and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

  (c)
  To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) to (i) a spouse, sibling, parent, child (including an adopted child) or grandchild (any of which, an "Immediate Family Member") of the Participant; (ii) a trust, the primary beneficiaries of which consist exclusively of the Participant or Immediate Family Members of the Participant; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Participant or Immediate Family Members of the Participant.

24.    Leaves of Absence.

        In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting the continuance of Awards while such Participant is in the employ or service of the Company as it may deem equitable, except that in no event may any Option or Stock Appreciation Right be exercised after the expiration of its term.

25.    Effective Date and Term of Plan.

        The Plan shall be subject to the requisite approval of the stockholders of the Company in accordance with the requirements of Rule 4350 of the National Association of Securities Dealers Manual and Section 162(m) of the Code, but in no case will shareholder approval be requested later than the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Effective Date occurs. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

26.    Applicable Law.

        Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

27.    Participant Rights.

        No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

28.    Unfunded Status of Awards.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

29.    No Fractional Shares.

        No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.    Beneficiary.

        A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

31.    Severability.

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

32.    409A Compliance.

        Notwithstanding anything to the contrary contained in the Plan or in any Agreement, to the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

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EAGLE BULK SHIPPING INC. 2005 STOCK INCENTIVE PLAN